Rule 424(b)(3)
333-120112

No. of ADSs:

Number

Each ADS represents
Four (4) Shares

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

SCOTTISH POWER PLC

(Incorporated under the
laws of Scotland)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary hereunder (the “Depositary”), hereby certifies that is the registered owner (a “Holder”) of      American Depositary Shares (“ADSs”), each (subject to paragraph (14)) representing, at the date hereof, four (4) ordinary shares (including the rights to receive Shares described in paragraph (1), “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”), of Scottish Power plc, a public limited company incorporated in Scotland (the “Company”), deposited under the Amended and Restated Deposit Agreement dated as of May 1, 2001 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR becomes a party thereto.  The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

(1)  Issuance of ADRs.  This ADR is one of the ADRs issued under the Deposit Agreement.  Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of:  (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, “Pre-released ADRs”) only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute “Deposited Securities”), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor, (iii) such Pre-release is terminable by the Depositary on not more than five (5) business days’ notice,  and (iv) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard the limit in this clause (iv) from time to time as it reasonably deems appropriate. Neither the Depositary nor the Custodian will lend Deposited Securities except to the extent contemplated in this paragraph (1). The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof.  At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office.  Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) or may otherwise be offered and sold freely in the United States in accordance with Rule 144 or otherwise, (B) have been registered under the Securities Act of 1933.  In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to Article 50 of the Articles.  All such representations and warranties shall survive the deposit of Shares and issuance of ADRs.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with such Act.  Furthermore, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which (a) if sold by the holder thereof in the United States (as defined in Regulation S), would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such sale would be exempt from such provisions or (b) would thereby infringe any provision of the Articles.  The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States. All such representations and warranties shall survive the deposit of Shares and issuance of ADRs therefor.

(2)  Withdrawal of Deposited Securities.  Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at the Custodian’s office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)  Transfers of ADRs.  The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the “Transfer Office”), (a) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System.  Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed in the case of ADRs in certificated form or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes.  Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon  delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company.  At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(4)  Certain Limitations.  Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge (including, without limitations, amounts in respect of any applicable stamp duties and taxes), (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities (including, without limitation, the Articles) and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

(5)  Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(6) Disclosure of Interests.   (a)   Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder agrees to comply with requests from the Company,

pursuant to the Articles or the United Kingdom’s Companies Act 1985, as amended from time to time (the “Companies Act”), to provide information as to the capacity in which such Holder owns ADRs, the identify of any other person interested (as defined in the Articles or the Companies Act) in such ADRs and the nature and extent of such interest and any other information required by such request within the time period specified in the Companies Act or the Articles.

(b)        Each Holder acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights attaching to the Shares underlying such Holder=s ADRs and, if such Shares, together with all other Shares in which such Holder has an interest, represent 0.25 percent or more of the nominal value of the issued Shares, the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying such ADRs.

(c)        Each Holder agrees to comply with the provisions of the Articles and the Companies Act with regard to notification to the Company of interests in Shares. The Companies Act includes provisions requiring the Holder to disclose within a prescribed period of time (at the date hereof, two days) interests in the relevant share capital (as defined in the Companies Act) equal to or in excess of the percentages of such capital provided for in the Companies Act (at the date hereof, three percent).

(d)        If the Company requests information from the Depositary or the Custodian as the registered holder of Shares and such request complies with the Articles, the obligations of the Depositary or the Custodian, as the case may be, to provide information in respect of such request shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of this Agreement.

(7)  Charges of Depositary.  The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered.  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) amounts deducted from the proceeds of sales pursuant to paragraph (10), and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in paragraph (17).

(8)  Available Information.  The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the “Commission”).  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F 100 F Street, NE, Washington, DC 20549.

(9)  Execution.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By
Authorized Officer

The Depositary’s office is located at 4 New York Plaza, New York, New York 10004.

[FORM OF REVERSE OF ADR]

(10)  Distributions on Deposited Securities.  Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder’s ADRs:  (a) Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) (“Cash”), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s expenses in (1) converting, if necessary, any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.  (b) Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights.  (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).  If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States (as defined in Regulation S) unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Holders are exempt from registration under the provisions of such Act.   (d) Other Distributions.  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights  (“Other Distributions”), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other

Distributions as in the case of Cash.  Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

(11) Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, as a Cash dividend or Other Distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can, at the time of receipt thereof, be transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States. Such U.S. dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may, at the expense of the Holders (such costs to be deducted from the currency sought to be converted) file such application for approval or license, if any, as it shall deem practicable. If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary may, subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same; provided, however, that if requested in writing by a Holder entitled thereto and permitted by applicable law, the Depositary may, in its discretion, distribute the foreign currency, as promptly as practicable.

(12)  Record Dates.  The Depositary may, after consultation with the Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

(13)  Voting of Deposited Securities. The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Articles hereby irrevocably appoints each Holder for the time being on the record date (the “Voting Record Date”) fixed by the Depositary in accordance with paragraph (12) above in respect of any meeting (at which holders of Deposited Securities are entitled to vote) as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the ADR held by such Holder on the Voting Record Date.

In respect of any such meeting each such Holder can appoint either the Depositary or any other person as its proxy to attend, vote and speak on behalf of the Holder subject to and in accordance with the provisions of this paragraph (13) and the Articles. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with paragraph (12), fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company shall mail to Holders of record on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) an ADR proxy card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Holder at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company=s Articles and the provisions of or governing the Deposited Securities, either (i) to use such ADR proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by ADSs evidenced by such Holder=s ADRs or (ii) to appoint any other person as the proxy of such Holder, solely with respect to the Shares or other Deposited Securities represented by ADSs evidenced by such Holder=s ADRs or (iii) to appoint the Depositary as the proxy of such Holder solely with respect to the Shares or other Deposited Securities represented by ADSs evidenced by such Holder’s ADRs and to instruct the Depositary as to the exercise of the voting rights pertaining to the Shares or other Deposited Securities represented by ADSs evidenced by each Holder’s ADRs, and (d) if the Depositary is to be appointed by such Holder as its proxy, a brief statement as to the manner in which voting instructions may be given to the Depositary.  Upon the written request of a Holder of record on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Articles and the provisions of the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with the instructions set forth in such request.

Neither the Depositary nor the Custodian shall exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions  from Holders given in accordance with this paragraph (13).  Shares or other Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted by the Depositary but may be directly voted by Holders in attendance (in person or by proxy) at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, the provisions of this paragraph (13) and the Company’s Articles.

In accordance with the Articles and Scots law, failure by a Holder, or a person holding or deemed to be holding an interest in Shares through a Holder, to comply with the Company=s request for information of the nature referred to in paragraph (6) hereof may result, inter alia, in withdrawal of the voting rights attaching to the Shares underlying the ADRs held by that Holder and thus the rights described in this paragraph (13) to direct the voting of Deposited Securities underlying such ADRs.

(14)  Changes Affecting Deposited Securities.  Subject to paragraphs (4) and (5), the Depositary may, in its discretion, and shall at the Company=s written request and expense, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, scheme, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(15)  Exoneration.  The Depositary, the Company, their directors and agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, the Articles, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities (so long as such failure was not in bad faith), for the manner in which any such vote is cast (so long as such voting was not in bad faith) or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(16)  Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary.  The Depositary may appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(17)  Amendment.  Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(18)  Termination.  The Depositary shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement after giving the notice set forth in the preceding sentence of this paragraph (18) at any time after 90 days has elapsed after the Depositary shall have delivered to the Company its written resignation; provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 13 of the Deposit Agreement and paragraph (16) of this ADR before the end of such 90 days.  After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.